Exhibit 99.5

FAQs

Dec. 16, 2013

GENERAL

Q1. What was announced today? What are the terms of the deal?

Avago is buying LSI for $11.15 per share in an all-cash transaction, or about $6.6 billion overall. The boards of both companies have unanimously approved the transaction. The agreement is subject to regulatory approvals in various jurisdictions, customary closing conditions and the approval of LSI’s stockholders. The two companies will operate as separate entities until the closing, which is expected to occur in the first half of 2014.

Q2. Why are LSI and Avago entering into this agreement?

The combination of Avago and LSI will create a stronger, highly competitive company focused on innovation and able to serve multiple attractive end markets in storage, networking and handsets. Together, we will have greater scale to invest and drive growth with nearly $5 billion in sales, more than 10,000 employees, over 15,000 patents, and operations across North America, Asia and Europe.

Q3. It seemed like LSI was well positioned to grow independently. Why are we selling the company now?

While we remain well positioned in our markets and with key customers, and are confident in future growth, the agreement will yield benefits through increased scale and greater depth across our markets. The combined company will also have greater relevance at key customers due to a broader and deeper portfolio of standard and custom products.

Q4. How did this transaction evolve? Were there any other companies interested in acquiring us?

LSI was not looking to be acquired. Avago approached us, and after careful deliberation our Board of Directors decided it was in the best interests of the company and our stockholders to enter into this transaction. More details about the transaction process may be found in our proxy statement, which will be available prior to the stockholder vote.

Q5. When will the transaction be completed?

The agreement is subject to regulatory approvals in various jurisdictions, customary closing conditions and LSI stockholder approval. The two companies will operate as separate entities until the closing, which is expected to occur in the first half of 2014.

Q6. What are the plans to integrate the two companies?

A joint integration task force, led by senior management and including representatives of both companies, will be formed to begin planning for the closing of the transaction and managing the details of integrating LSI and Avago. The integration team will communicate periodically about progress.

Q7. What can we expect in the interim?

We need to operate our business as usual. Until the transaction is approved by stockholders and regulators and closed, we will continue to operate independently from Avago and even compete with Avago at certain customers, as we always have. It’s vitally important for all of us to remain focused on the work at hand and deliver on our commitments to our customers and stockholders.

As we go forward, LSI will file a proxy statement and hold a stockholder meeting to approve the transaction, and the two companies will pursue regulatory approvals in the U.S. and other countries, and prepare for the integration.

Q8. What should I do if I receive a question from the media?

Our Media Relations team is responsible for communicating with reporters. If you receive an inquiry, please contact Dave Miller at dave.c.miller@lsi.com.

Q9. What can I communicate to customers?

All communications with customers are being coordinated through LSI Sales. Any exception to this should be discussed with your manager and approved by the Senior VP, Worldwide Sales, or his direct staff. We have prepared communication documents, including a news release, a presentation discussing overall rationales and benefits, and letters for customers and suppliers. These documents, which were included in a recent Sales Alert, provide information that you can share with customers and suppliers if you are authorized to communicate. It’s important that you closely follow the prepared documents so that we convey consistent messages and emphasize that we will operate the business as usual until closing.

ORANIZATION STRUCTURE

Q10. How will engineering, sales, marketing, operations and other functions be integrated into Avago? Will the organization structure change?

Until the closing, there are no expected changes to LSI’s organizational structure. Upon the closing of the transaction, LSI will become a wholly owned subsidiary of Avago, which will continue to be led by CEO Hock Tan. More information will be communicated as the integration team works through the process.

Q11. Will the LSI executive team be part of the combined company after the closing?

It is still too early to discuss management composition or organization. This will be worked by the integration team over the coming months.

Q12. What will happen to LSI facilities around the world?

The integration planning team will develop recommendations, if any, regarding changes to our geographic footprint. For example, there may be opportunities to co-locate LSI and Avago employees in existing LSI or Avago facilities.

COMPENSATION & BENEFITS

Q13. What happens to compensation and benefits for LSI employees?

All LSI compensation, severance and benefits will remain fully in place for one year after the transaction closes. Beyond the one year, Avago will determine how best to integrate the two companies

Q14. What will happen to the pension plan for former Agere employees?

Nothing will happen to the pension or your vested pension benefits because the pension plan is frozen.

Q15. How can I learn more about Avago’s benefits programs?

Avago has agreed to keep LSI’s compensation, severance and benefits programs in place for one year after closing. Avago will provide you with information about its benefit programs and the transition to its benefit programs at an appropriate time.

Q16. Will Avago recognize my years of service with LSI?

Avago will recognize years of service under its benefit programs once LSI employees transition to the Avago benefit plans.

Q17. What will happen to my existing LSI RSUs and stock options? When can I sell my RSUs or exercise my stock options?

Between now and closing, any shares you received from the vesting of RSUs or that you purchased under the ESPP can be sold and you can exercise any vested stock options unless you are subject to one of the blackouts, like our earnings blackout, contained in our Stock Trading Policy.

Until the transaction closes, RSUs and stock options continue to vest in accordance with their original vesting schedules. On the date the transaction closes, any unvested RSUs and unvested stock options will be converted into Avago RSUs or stock options with the same terms, including vesting, as the original grant, except that adjustments will be made to the number of shares covered by the award and, in the case of stock options, the exercise price, to maintain the value of the award at the time of conversion. Any vested stock options you hold that have an exercise price less than $11.15 per share will be cashed out and canceled. After the closing, you will receive for each vested stock option, an amount equal to the difference between $11.15 and the exercise price of the stock option, multiplied by the number of shares of LSI stock for which the option was exercisable. If any vested stock option has an exercise price of $11.15 or higher, it will be canceled.

Q18. The price to be paid for LSI stock in the transaction is $11.15 per share. Why is LSI currently trading at a lower price?

LSI’s current stock price takes into account a number of market factors, including investors’ expectations of the amount of time it will take to close the transaction.

EMPLOYEE IMPACT

Q19. Will we follow the usual performance management process at the beginning of 2014? Will there be an opportunity for raises or promotion at the next focal? Will I still be eligible for a 2013 bonus to be paid in 2014?

Our annual focal process that begins with self-reviews and culminates in compensation adjustments (such as salary adjustments, bonuses and stock awards, if eligible and earned) will proceed normally in early 2014 in accordance with our customary practice.

Q20. Will there be any layoffs as a result of the agreement?

Prior to closing LSI, will continue to conduct business as usual and may make changes to our product line investments. Any such changes would be consistent with our normal planning process and not the result of the transaction. Upon closing, Avago will address areas of overlap or redundancy.

Q21. If an employee is terminated as a result of the agreement, will severance be provided and at what level?

LSI’s severance policies will continue to apply for a period of one year after closing. That means that affected employees will generally receive a severance amount based on the years of service at LSI, or in the case of directors and above, an amount based on their level.

Q22. Will employees still be required to take 5 mandatory vacation days in Q1 2014?

Yes. Until the closing, we need to continue to operate the business as usual. The mandatory vacation requirement is in line with our commitment to hold our non-GAAP operating expenses to $230 million per quarter.

Q23. Will restricted hiring continue pending the closing of the transaction?

Yes, although there will be some limited hiring of critical skill sets starting in January. This is part of a broader effort to tightly manage costs toward our commitment of holding non-GAAP operating expenses to $230 million per quarter and achieve business model performance of 20 to 22 percent non-GAAP operating margin.

Q24. Where can I get more information?

Abhi will hold an all-employee webcast on Monday, Dec. 16, to discuss the transaction and address common employee concerns. In addition, as more information is developed, it will be posted to Insight.

Q25. What if I have more questions?

You can send questions to abhiquestions@lsi.com. Those questions that can be addressed will be posted as part of an updated FAQ and posted on Insight.

Forward Looking Statements

This communication may contain forward-looking statements. Forward-looking statements may be typically identified by such words as “may,” “will,” “should,” “expect,” “anticipate,” “plan,” “likely,” “believe,”

“estimate,” “project,” “intend,” and other similar expressions among others. These forward-looking statements are subject to known and unknown risks and uncertainties that could cause our actual results to differ materially from the expectations expressed in the forward-looking statements. Although Avago Technologies Limited (“Avago”) and LSI Corporation (“LSI”) believe that the expectations reflected in the forward-looking statements are reasonable, any or all of such forward-looking statements may prove to be incorrect. Consequently, no forward-looking statements may be guaranteed and there can be no assurance that the actual results or developments anticipated by such forward looking statements will be realized or, even if substantially realized, that they will have the expected consequences to, or effects on, Avago, LSI or their respective business or operations. Factors which could cause actual results to differ from those projected or contemplated in any such forward-looking statements include, but are not limited to, the following factors: (1) the risk that the conditions to the closing of the merger are not satisfied (including a failure of the stockholders of LSI to approve, on a timely basis or otherwise, the merger and the risk that regulatory approvals required for the merger, including clearance from the Committee on Foreign Investment in the United States, are not obtained, on a timely basis or otherwise, or are obtained subject to conditions that are not anticipated); (2) litigation relating to the merger; (3) uncertainties as to the timing of the consummation of the merger and the ability of each of LSI and Avago to consummate the merger; (4) risks that the proposed transaction disrupts the current plans and operations of LSI or Avago; (5) the ability of LSI to retain and hire key personnel; (6) competitive responses to the proposed merger; (7) unexpected costs, charges or expenses resulting from the merger; (8) the failure by Avago to obtain the necessary debt financing arrangements set forth in the commitment letters received in connection with the merger; (9) potential adverse reactions or changes to business relationships resulting from the announcement or completion of the merger; and (10) legislative, regulatory and economic developments. The foregoing review of important factors that could cause actual events to differ from expectations should not be construed as exhaustive and should be read in conjunction with statements that are included herein and elsewhere, including the risk factors included in LSI’s and Avago’s respective most recent Annual Reports on Form 10-K, and LSI’s and Avago’s more recent reports filed with the SEC. LSI and Avago can give no assurance that the conditions to the Merger will be satisfied. Except as required by applicable law, neither LSI nor Avago undertakes any obligation to revise or update any forward-looking statement, or to make any other forward-looking statements, whether as a result of new information, future events or otherwise.

Additional Information and Where to Find It; Participants in Solicitation

This communication is being made in respect of the proposed transaction involving LSI Corporation (“LSI”) and Avago Technologies Limited (“Avago”). The proposed transaction will be submitted to the stockholders of LSI for their consideration. In connection with the proposed transaction, LSI will prepare a proxy statement to be filed with the SEC. LSI and Avago also plan to file with the SEC other documents regarding the proposed transaction. LSI’S SECURITY HOLDERS ARE URGED TO READ THE PROXY STATEMENT REGARDING THE PROPOSED TRANSACTION AND ANY OTHER RELEVANT DOCUMENTS CAREFULLY AND IN THEIR ENTIRETY WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED TRANSACTION. When completed, a definitive proxy statement and a form of proxy will be mailed to the stockholders of LSI. Investors will be able to obtain, without charge, a copy of the proxy statement and other relevant documents (when available) filed with the SEC from the SEC’s website at http://www.sec.gov. Investors will also be able to obtain, without charge, a copy of the proxy statement and other relevant documents (when available) by going to www.lsiproxy.com, by writing to LSI Corporation, 1110 American Parkway NE, Allentown, PA 18109, Attn: Response Center, or by calling 1 (800) 372-2447.

LSI and Avago and their respective directors, executive officers may be deemed to be participants in the solicitation of proxies from LSI’s stockholders with respect to the meeting of stockholders that will be held to consider the proposed Merger. Information regarding LSI’s directors and executive officers is contained in LSI’s Annual Report on Form 10-K for the year ended December 31, 2012, the proxy statement for LSI’s 2013 Annual Meeting of Stockholders, which was filed with the SEC on March 28, 2013, and subsequent filings which LSI has made with the SEC. Information regarding Avago’s directors and executive officers is contained in Avago’s Annual Report on Form 10-K for the year ended October 28, 2012, the proxy statement for the Avago’s 2013 Annual Meeting of Stockholders, which was filed with the SEC on February 20, 2013, and subsequent filings which Avago has made with the SEC. Investors may obtain additional information regarding the interests of LSI and its directors and executive officers in the proposed Merger, which may be different than those of LSI’s stockholders generally, by reading the proxy statement and other relevant documents regarding the proposed Merger, when it becomes available. You may obtain free copies of this document as described in the preceding paragraph.